EXHIBIT 31.3

CERTIFICATION

I,  Michael Martino, certify that:

1.  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Ampio Pharmaceuticals, Inc. for the year ended December 31, 2021; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael Martino
Michael Martino
Chief Executive Officer

Date: May 2, 2022